                                                                     Exhibit 4.3


                               SECOND AMENDMENT
                           TO THE RESTATED COTT USA
                       401(K) SAVINGS & RETIREMENT PLAN


      WHEREAS, the Restated Cott USA 401(k) Savings & Retirement Plan (the "Plan") was adopted on December 22, 2000;

      WHEREAS, under Section XIII of the Plan, BCB USA Corp. reserved the right to amend the provisions of the Plan; and

      WHEREAS, the First Amendment to the Plan was adopted on August 16, 2001;

      WHEREAS, it has become necessary to amend the Plan in order to (i) reflect the change of the name of BCB USA Corp. to Cott Beverages Inc., (ii) provide for Northeast Retailer Brands LLC to become a participating employer under the Plan and add certain provisions pertaining to employees of Northeast Retailer Brands LLC, (iii) provide for a change in the matching contributions made under the Plan, (iv) provide for the transfer of assets from the Texas Beverage Packers Profit Sharing Plan and Trust to the Plan, and (v) make certain other changes to the Plan.

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1.    Section 1.9 is amended to read as follows:

            "1.9 'Company' shall mean (a) prior to January 24, 2000 Cott Beverages USA, Inc., (b) from January 24, 2000 through August 16, 2001 BCB USA Corp. and (c) from August 17, 2001 and thereafter Cott Beverages Inc."

      2.    Section 1.16 is amended to read as follows:

            "1.16 'Employer' shall mean the Company, any Affiliate which adopts the Plan and any other entity which adopts the Plan. Appendix A sets forth the names of the Employers under the Plan."

      3. Section 1.35(c) is amended by adding a new paragraph (v) at the end thereof to read:

            "(v) If on September 30, 2001 an Employee was employed by Polar Inc. or any of its affiliates, and if on October 1, 2001 such Employee was employed by Northeast Retailer Brands LLC, any period during which such individual was employed by Polar Inc. or any of its affiliates shall be treated as employment as an Employee for purposes of calculating a "Period of Service."

      4. Section 1.52(b) is amended by adding a new paragraph (vi) at the end thereof to read:

            "(vi) If on September 30, 2001 an Employee was employed by Polar Inc. or any of its affiliates, and if on October 1, 2001 such Employee was employed by Northeast Retailer Brands LLC, any period during which such individual was employed by Polar Inc. or any of its affiliates shall be treated as employment as an Employee for purposes of calculating a "Year of Service."

      5. Article II is amended by adding a new Section 2.7 at the end thereof to read:

            "2.7 Notwithstanding anything contained herein, if an individual was employed by Polar Inc. or any of its affiliates on September 30, 2001 and was an Employee other than an Employee described in clauses (a)-(c) of
      Section 1.14 on October 1, 2001, such individual may become a Participant hereunder on October 1, 2001 or any Entry Date thereafter (or on a subsequent date) in accordance with Section 2.3."

      6.    Section 3.2 is amended to read as follows:

            "3.2  Matching Contributions.

            (a) For Plan Years beginning prior to December 31, 2000, for each payroll period, the Employer may make a Matching Contribution to the Plan on behalf of each Participant who makes Salary Deferral Contributions during such payroll period. The amount of such Matching Contribution to be made for a payroll period shall be equal to one hundred percent (100%) of the Salary Deferral Contributions made on behalf of the Participant for that payroll period; provided, however, that in all cases, a Participant's Salary Deferral Contributions for any payroll period in excess of five percent (5%) of such Participant's Compensation for such payroll period shall not be taken into account hereunder. If no Salary Deferral Contributions are made on behalf of a Participant for a payroll period, no Matching Contribution shall be made for such Participant for that payroll period. Any Matching Contributions made hereunder shall be credited to the Participant's Matching Account.

            (b) For Plan Year beginning on or after January 1, 2001, for each Plan Year, the Employer may make a Matching Contribution to the Plan on behalf of each Participant who makes Salary Deferral Contributions during such Plan Year. The amount of such Matching Contribution to be made for a Plan Year shall be equal to one hundred percent (100%) of the Salary Deferral Contributions made on behalf of the Participant for


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      that Plan Year; provided, however, that in all cases, a Participant's
      Salary Deferral Contributions for any Plan Year in excess of five percent (5%) of such Participant's Compensation for such Plan Year shall not be taken into account hereunder. Any Matching Contributions made hereunder shall be credited to the Participant's Matching Account."

      7. Section 4.3 is amended by adding a new subparagraph (v) at the end thereof to read:

            "(v) The Actual Deferral Percentage limitations of this Section shall, pursuant to Treas. Reg.' 1.401(k)-1(g)(11), be applied separately to each Employer (after application of the rules of Code Sections 414(b), (c) and (m) to all of such Employers)."

            8. Section 4.5 is amended by adding a new subparagraph (v) at the end thereof to read:

            "(v) The Actual Contribution Percentage limitations of this Section shall, pursuant to Treas. Reg.' 1.401(m)-1(f)(14), be applied separately to each Employer (after application of the rules of Code Sections 414(b), (c) and (m) to all of such Employers)."

      9. The following new Article XV is added to the Plan immediately following Article XIV to read:

                                 "ARTICLE XV
                        SPECIAL PROVISIONS PERTAINING
                        TO TRANSFERS FROM THE TBP PLAN

            15.1 Transfer of Account Balances. Amounts transferred from accounts under the Texas Beverage Packers Profit Sharing Plan and Trust (The "TBP Plan") shall be accounted for in accordance with the following rules:

                  (a) Amounts transferred from the TBP Plan to this Plan consisting of (A) a Participant's "Elective Deferrals" (as such term is defined in the TBP Plan) and any earnings thereon and (B) a Participant's "Qualified Non-Elective Employer Contributions" (as such term is defined in the TBP Plan) and any earnings thereon, shall be credited to such Participant's Salary Deferral Account under this Plan.

                  (b) Amounts transferred from the TBP Plan to this Plan consisting of (A) a Participant's "Matching Contributions" (as such term is


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
      defined in the TBP Plan) and any earnings thereon, and (B) a Participant's "Discretionary Contributions" (as such term is defined in the TBP Plan) and any earnings thereon, shall be credited to a separate subaccount established under such Participant's Matching Account under this Plan called the "TBP Subaccount". Notwithstanding the provisions of Section 7.3, a Participant shall be fully vested at all times in his TBP Subaccount.

                  (c) Amounts transferred from the TBP Plan to this Plan consisting of (A) a Participant's "Rollover Contributions" (as such term is defined in the TBP Plan) and any earnings thereon and (B) A Participant's "Transfer Contributions" (as such term is defined in the TBP
      Plan) and any earnings thereon, shall be credited to such Participant's Rollover Account under this Plan.

            15.2 Distributions. Except as provided in Section 15.5, the provisions of Article VII shall apply to any individual who has an account balance transferred from the TBP Plan to this Plan pursuant to this
      Article XV.

            15.3 Benefit Options. All applicable "benefit options" (within the meaning of Section 411(d)(6)(B)(ii) of the Code and the Treasury Regulations thereunder) that are attributable to any amounts transferred from the TBP Plan shall continue to apply with respect to such transferred amounts held under this Plan.

            15.4 Restoration of Forfeitures. The provisions of Section 7.3(f), relating to the restoration of forfeitures, shall apply to any individual who: (i) was a participant in the TBP Plan, (ii) terminated employment with Texas Beverage Packers, Inc., Cott Beverages, Inc. or its affiliate prior to the time such individual's accounts under the TBP Plan are transferred to this Plan, (iii) received a distribution of his vested interest under the TBP Plan, (iv) was reemployed by the Employer prior to completing five (5) consecutive One Year Breaks in Service (including, for this purpose, any one year breaks in service that might have occurred under the TBP Plan), and (v) repays the full amount previously distributed to him within five years of the date he is reemployed by the Employer.

            15.5 Special Rules Pertaining to Distributions of Amounts Transferred from the TBP Plan to the Plan.

                  (a) A Participant (i) whose Vested Account Balance exceeds $5,000 and (ii) who had amounts transferred from the TBP Plan to this Plan ("TBP Amounts") pursuant to this Article XV ("TBP Participant") may elect in lieu of a lump sum cash payment to receive payment of his TBP Amounts pursuant to Sections 7.1, 7.2 or 7.3 of the Plan in any of the following forms:

                        (i) if the Participant is married, a fixed annuity with
            payments over the lifetime of the Participant with a survivor annuity for the life of the spouse of the Participant equal to fifty percent (50%) of the


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            amount of the annuity payable during the joint lives of the
            Participant and his spouse;

                        (ii) if the Participant is not married, a fixed annuity
            with payments over the lifetime of the Participant; or

                        (iii) substantially equal monthly, quarterly, semi
            annual or annual installment payments over a period not to exceed the joint life expectancy of the Participant and his Beneficiary.

                  (b) If the TBP Participant shall die after commencing to receive a distribution of his TBP Amounts in one of the forms described in 15.5(a)(iii) but prior to the completion of the distribution of his entire TBP Amounts, the TBP Participant's Beneficiary shall continue to receive a distribution of such TBP Participant's remaining TBP Amounts in the form selected by the TBP Participant.

                  (c) If the TBP Participant is married and dies prior to commencing to receive payment of his TBP Amounts, then, unless the TBP Participant's surviving spouse elects to receive payment of the TBP Participant's TBP Amounts in a lump sum cash payment or installment payments such surviving spouse shall receive a distribution of the TBP Participant's TBP Amounts in the form of an annuity for the life of the surviving spouse.

                  (d) Notwithstanding anything contained herein, effective March 1, 2002, in accordance with Treas. Reg.' 1.411(d)-4, Q&A-2(e), the provisions of this Section 15.5 shall no longer apply and a TBP Participant shall be entitled to receive payment of his TBP Amounts only in the form of a lump sum payment pursuant to Sections 7.1, 7.2 and 7.3; provided, however, that a TBP Participant who would be entitled to receive a distribution of his TBP Amounts under the foregoing provisions of this
      Section 15.5 but for the provisions of this paragraph (d) may receive (or commence to receive) payment of his TBP Amounts in accordance with the foregoing provisions of this Section 15.5 if such TBP Participant requests such payment prior to June 1, 2002."

      10. The following new Appendix A is added to the end of the Plan to read:
                                 "APPENDIX A
                              NAMES OF EMPLOYERS

      Plan Sponsor:     Cott Beverages Inc. (f/k/a BCB USA Corp.
                        f/k/a Cott Beverages USA, Inc.)

      Employers:        Effective October 19, 2000, Concord Beverage L.P.


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

                        Effective October 1, 2001, Northeast Retailer Brands LLC."

      11.   Effective Dates.

            (a) The amendment made by paragraph 6 shall be effective as of January 1, 2001.

            (b) The amendment made by paragraph 1 shall be effective as of August 17, 2001.

            (c) The amendments made by paragraphs 2, 3, 4, 5, 7, 8, 9 and 10 shall be effective as of October 1, 2001.


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
                  IN WITNESS WHEREOF, Cott Beverages Inc. has executed this Second Amendment to the Plan on this 26th day of October, 2001.

                              COTT BEVERAGES INC.

                              By:     /s/ Colin D. Walker
                                      -------------------------------------
                              Title:  Senior Vice President
                                      -------------------------------------


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